Exhibit 99

UNIVERSAL ELECTRONICS REPORTS RESULTS
FOR THE FIRST QUARTER 2020
SCOTTSDALE, AZ – May 7, 2020 – Universal Electronics Inc. (UEI), (NASDAQ: UEIC) reported financial results for the three months ended March 31, 2020.
“We entered 2020 with the strongest foundation in our history, having devoted 2019 to ongoing technology development and the implementation of strategic initiatives to improve profitability,” said Paul Arling, UEI’s chairman and CEO. “As a result, we are better positioned to address challenging macro-economic conditions.”
“Our hallmark innovation continues to generate leading technology and create competitive advantages for both UEI and our customers, particularly in today's environment. For example, our QuickSet® Cloud platform enables easy self-installation, which has provided a true benefit to our subscription broadcast customers. Our voice technology enables near-touchless control in both the home and hospitality channels for entertainment and energy management. It is these types of desirable product features, combined with positive home entertainment trends, that are driving our customers to remain committed to their product development strategies while adapting to a fast-changing market. In fact, our engineers continue to work with major customers on exciting new projects that we expect to formally unveil later this year and early next year.”
“UEI has become stronger during difficult economic times in the past, and we plan to do so again. We remain dedicated to excellence and are confident we will continue to generate long-term shareholder value.”
Financial Results for the Three Months Ended March 31: 2020 Compared to 2019

•	GAAP net sales were $151.8 million, compared to $184.2 million; Adjusted Non-GAAP net sales were $152.0 million, compared to $182.7 million.

•	GAAP gross margins were 28.3%, compared to 21.7%; Adjusted Non-GAAP gross margins were 30.9%, compared to 25.8%.

•	GAAP operating income was $8.0 million, compared to $1.7 million; Adjusted Non-GAAP operating income was $15.0 million, compared to $14.6 million.

•
GAAP net income was $5.8 million, or $0.41 per diluted share, compared to net loss of $1.0 million or $0.07 per share; Adjusted Non-GAAP net income was $11.5 million, or $0.81 per diluted share, compared to $11.3 million, or $0.82 per diluted share.

•	At March 31, 2020, cash and cash equivalents were $58.9 million.

Bryan Hackworth, UEI’s CFO, stated, “In the first quarter of 2020, we generated strong gross margins and improved operating margins, even though revenue was disrupted by unforeseen events. In China, our labor pool is back to pre-shutdown levels, and our factories in both China and Mexico are producing at required capacity. Overall, UEI is prepared to manage through uncertain times by leveraging our diverse customer base, manufacturing facilities in two hemispheres, deep supplier partnerships, and strong balance sheet.”

Financial Outlook

For the second quarter of 2020, the company expects GAAP net sales to range between $150 million and $160 million, compared to $193.9 million in the second quarter of 2019. GAAP earnings per diluted share for the second quarter of 2020 are expected to range from $0.99 to $1.09, compared to a GAAP loss per share of $0.37 in the second quarter of 2019.
For the second quarter of 2020, the company expects Adjusted Non-GAAP net sales to range between $150 million and $160 million, compared to $193.4 million in the second quarter of 2019. Adjusted Non-GAAP earnings per diluted share are expected to range from $0.84 to $0.94, compared to Adjusted Non-GAAP earnings per diluted share of $0.83 in the second quarter of 2019. The second quarter 2020 Adjusted Non-GAAP earnings per diluted share estimate excludes $0.15 per share related to, among other things, excess manufacturing overhead and factory transition costs, stock-based compensation, amortization of acquired intangibles, changes in contingent consideration relating to acquisitions, reversal of social insurance accruals related to the 2018 sale of our Guangzhou factory, restructuring costs, foreign currency gains and losses and the related tax impact of these adjustments. For a more detailed explanation of Non-GAAP measures, please see the Use of Non-GAAP Financial Metrics discussion and the Reconciliation of Adjusted Non-GAAP Financial Results, each located elsewhere in this press release.

Conference Call Information
UEI’s management team will hold a conference call today, Thursday, May 7, 2020 at 4:30 p.m. ET / 1:30 p.m. PT, to discuss its first quarter 2020 earnings results, review recent activity and answer questions. To access the call in the U.S. please dial 877-843-0414, and for international calls dial 315-625-3071 approximately 10 minutes prior to the start of the conference. The conference ID is 9235419. The conference call will also be broadcast live at www.uei.com where it will be available for replay for one year. In addition, a replay will be available via telephone for two business days beginning two hours after the call. To listen to the replay, in the U.S. please dial 855-859-2056, and internationally dial 404-537-3406. The access code is 9235419.
Use of Non-GAAP Financial Metrics
In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, UEI provides Adjusted Non-GAAP information as additional information for its operating results. References to Adjusted Non-GAAP information are to non-GAAP financial measures. These measures are not required by, in accordance with, or an alternative for, GAAP and may be different from non-GAAP financial measures used by other companies. UEI’s management uses these measures for reviewing the financial results of UEI, for budget planning purposes, and for making operational and financial decisions and believes that providing these non-GAAP financial measures to investors, as a supplement to GAAP financial measures, help investors evaluate UEI’s core operating and financial performance and business trends consistent with how management evaluates such performance and trends. Additionally, management believes these measures facilitate comparisons with the core operating and financial results and business trends of competitors and other companies.
Adjusted Non-GAAP net sales is defined as net sales excluding the revenue impact of the additional Section 301 U.S. tariffs on products manufactured in China and imported into the U.S. and the impact of stock-based compensation for performance-based warrants. Adjusted Non-GAAP gross profit is defined as gross profit excluding the impact of the additional Section 301 U.S. tariffs on products manufactured in China and imported into the U.S. and costs of implementing countermeasures to mitigate this impact, excess manufacturing overhead and factory transition costs including those related to the COVID-19 pandemic, the loss on the sale of our Ohio call center, stock-based compensation expense, depreciation expense related to the increase in fixed assets from cost to fair market value resulting from acquisitions and employee related restructuring costs. Adjusted Non-GAAP operating expenses are defined as operating expenses excluding costs incurred related to implementing countermeasures to mitigate the impact of the additional Section 301 U.S. tariffs on products manufactured in China and imported into the U.S., stock-based compensation expense, amortization of intangibles acquired, changes in contingent consideration related to acquisitions and employee related restructuring and other costs. Adjusted Non-GAAP net income is defined as net income excluding the aforementioned items, foreign currency gains and losses, the related tax effects of all adjustments as well as the effect of certain net deferred tax adjustments. Adjusted Non-GAAP diluted earnings per share is calculated using Adjusted Non-GAAP net income. A reconciliation of these financial measures to the most directly comparable GAAP financial measures is included at the end of this press release.
About Universal Electronics
Founded in 1986, Universal Electronics Inc. (NASDAQ: UEIC) is the global leader in universal control and sensing technologies for the smart home. The company designs, develops, manufactures and ships over 500 innovative products that are used by the world’s leading brands in the consumer electronics, subscription broadcast, security, home automation, hospitality and climate control markets. For more information, please visit www.uei.com.
Contacts:
Paul Arling, Chairman & CEO, UEI, 480.530.3000
Press: Shoshana Leon, Corporate Communications, UEI, sleon@uei.com, 480.521.3354
IR: Kirsten Chapman, LHA Investor Relations, uei@lhai.com, 415.433.3777
Forward-looking Statements
This press release and accompanying schedules contain "forward-looking statements" within the meaning of federal securities laws, including net sales, profit margin and earnings trends, estimates and assumptions; our expectations about new product introductions; and similar statements concerning anticipated future events and expectations that are not historical facts. We caution you that these statements are not guarantees of future performance and are subject to numerous risks and uncertainties, including those we identify below and other risk factors that we identify in our most recent annual report on Form 10-K and other reports we have filed with the Securities Exchange Commission (the “SEC”). Risks that could affect forward-looking statements in this press release include: our ability to continue to efficiently operate our factories at full or near full capacity amid the economic and physical restraints we face due to the COVID-19 pandemic; the increased importance of and demand for our voice-enabled advanced control products and technologies; our ability to anticipate the needs and wants of our customers, and timely develop and deliver products and technologies that will be accepted by our customers, including our QuickSet® Cloud platform; changes in consumer lifestyles that will translate into new purchasing habits resulting in increased sales opportunities for the Company; the continued commitment of our customers to their product development strategies; the continuation of the ordering pattern of our customers as anticipated by management; management's ability to manage its business to achieve its growth, net sales, margins, and earnings as guided and as anticipated; the effects that natural disasters and public health crises, including the COVID-19 pandemic have on our business and management’s ability to anticipate and mitigate those effects, including the duration, severity and scope of the COVID-19 pandemic and the actions and restrictions that may be imposed on the Company and its operations by federal, state, local and international public health and governmental authorities to contain and combat the outbreak and spread of COVID-19, which may exacerbate one or more of the aforementioned and/or other risks, uncertainties and other factors more fully described in the Company’s reports filed with the SEC; and effects that changes in laws, regulations and policies may have on our business including the impact of trade regulations pertaining to importation of our products and the tariffs imposed upon them. Since it is not possible to predict or identify all of the risks, uncertainties and other factors that may affect future results, the above list should not be considered a complete list. Further, any of these factors could cause actual results to differ materially from the expectations we express or imply in this press release. We make these forward-looking statements as of May 7, 2020 and we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

– Tables Follow –

UNIVERSAL ELECTRONICS INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share-related data)
(Unaudited)

	March 31, 2020	December 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$58,927	$74,302
Accounts receivable, net	137,094	139,198
Contract assets	9,911	12,579
Inventories	142,243	145,135
Prepaid expenses and other current assets	6,427	6,733
Income tax receivable	1,573	805
Total current assets	356,175	378,752
Property, plant and equipment, net	85,304	90,732
Goodwill	48,416	48,447
Intangible assets, net	19,284	19,830
Operating lease right-of-use assets	18,359	19,826
Deferred income taxes	4,078	4,409
Other assets	2,618	2,163
Total assets	$534,234	$564,159
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$89,558	$102,588
Line of credit	78,000	68,000
Accrued compensation	31,837	43,668
Accrued sales discounts, rebates and royalties	9,000	9,766
Accrued income taxes	6,693	6,989
Other accrued liabilities	31,081	35,445
Total current liabilities	246,169	266,456
Long-term liabilities:
Operating lease obligations	14,069	15,639
Contingent consideration	195	4,349
Deferred income taxes	2,461	1,703
Income tax payable	1,368	1,600
Other long-term liabilities	13	13
Total liabilities	264,275	289,760
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value, 5,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.01 par value, 50,000,000 shares authorized; 24,255,522 and 24,118,088 shares issued on March 31, 2020 and December 31, 2019, respectively	243	241
Paid-in capital	291,350	288,338
Treasury stock, at cost, 10,343,366 and 10,174,199 shares on March 31, 2020 and December 31, 2019, respectively	(284,108)	(277,817)
Accumulated other comprehensive income (loss)	(29,790)	(22,781)
Retained earnings	292,264	286,418
Total stockholders’ equity	269,959	274,399
Total liabilities and stockholders’ equity	$534,234	$564,159

UNIVERSAL ELECTRONICS INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2020	2019
Net sales	$151,778	$184,163
Cost of sales	108,837	144,289
Gross profit	42,941	39,874
Research and development expenses	7,898	6,791
Selling, general and administrative expenses	26,997	31,420
Operating income (loss)	8,046	1,663
Interest income (expense), net	(632)	(1,206)
Other income (expense), net	(348)	(466)
Income (loss) before provision for income taxes	7,066	(9)
Provision for income taxes	1,220	996
Net income (loss)	$5,846	$(1,005)

Earnings (loss) per share:
Basic	$0.42	$(0.07)
Diluted	$0.41	$(0.07)
Shares used in computing earnings (loss) per share:
Basic	13,960	13,827
Diluted	14,211	13,827

UNIVERSAL ELECTRONICS INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2020	2019
Cash provided by (used for) operating activities:
Net income (loss)	$5,846	$(1,005)
Adjustments to reconcile net income (loss) to net cash provided by (used for) operating activities:
Depreciation and amortization	7,498	8,019
Provision for bad debts	237	3
Deferred income taxes	835	2,966
Shares issued for employee benefit plan	527	347
Employee and director stock-based compensation	2,303	1,918
Performance-based common stock warrants	184	434
Loss on sale of Ohio call center	712	—
Changes in operating assets and liabilities:
Accounts receivable and contract assets	2,060	(14,056)
Inventories	1,609	(3,982)
Prepaid expenses and other assets	118	735
Accounts payable and accrued liabilities	(28,969)	3,017
Accrued income taxes	(1,307)	(2,943)
Net cash provided by (used for) operating activities	(8,347)	(4,547)
Cash provided by (used for) investing activities:
Acquisitions of property, plant and equipment	(1,986)	(2,800)
Acquisitions of intangible assets	(1,270)	(653)
Payment on sale of Ohio call center	(500)	—
Net cash provided by (used for) investing activities	(3,756)	(3,453)
Cash provided by (used for) financing activities:
Borrowings under line of credit	25,000	25,000
Repayments on line of credit	(15,000)	(20,000)
Treasury stock purchased	(6,291)	(1,215)
Contingent consideration payments in connection with business combinations	(3,091)	(4,251)
Net cash provided by (used for) financing activities	618	(466)
Effect of exchange rate changes on cash and cash equivalents	(3,890)	154
Net increase (decrease) in cash and cash equivalents	(15,375)	(8,312)
Cash and cash equivalents at beginning of period	74,302	53,207
Cash and cash equivalents at end of period	$58,927	$44,895

Supplemental cash flow information:
Income taxes paid	$1,384	$1,942
Interest paid	$637	$1,186

UNIVERSAL ELECTRONICS INC.
RECONCILIATION OF ADJUSTED NON-GAAP FINANCIAL RESULTS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2020	2019
Net sales:
Net sales - GAAP	$151,778	$184,163
Section 301 U.S. tariffs on goods imported from China (1)	—	(1,916)
Stock-based compensation for performance-based warrants	184	434
Adjusted Non-GAAP net sales	$151,962	$182,681

Cost of sales:
Cost of sales - GAAP	$108,837	$144,289
Section 301 U.S. tariffs on goods imported from China (1)	—	(5,410)
Excess manufacturing overhead and factory transition costs (2)	(2,915)	(3,272)
Loss on sale of Ohio call center (3)	(570)	—
Stock-based compensation expense	(74)	(28)
Adjustments to acquired tangible assets (4)	(66)	(120)
Employee related restructuring	(204)	—
Adjusted Non-GAAP cost of sales	105,008	135,459
Adjusted Non-GAAP gross profit	$46,954	$47,222

Gross margin:
Gross margin - GAAP	28.3%	21.7%
Section 301 U.S. tariffs on goods imported from China (1)	—%	2.1%
Stock-based compensation for performance-based warrants	0.1%	0.2%
Excess manufacturing overhead and factory transition costs (2)	2.0%	1.7%
Loss on sale of Ohio call center (3)	0.4%	—%
Stock-based compensation expense	0.0%	0.0%
Adjustments to acquired tangible assets (4)	0.0%	0.1%
Employee related restructuring	0.1%	—%
Adjusted Non-GAAP gross margin	30.9%	25.8%

Operating expenses:
Operating expenses - GAAP	$34,895	$38,211
Section 301 U.S. tariffs on goods imported from China (1)	—	(724)
Stock-based compensation expense	(2,229)	(1,890)
Amortization of acquired intangible assets	(1,395)	(1,401)
Change in contingent consideration	963	(1,062)
Employee related restructuring and other costs	(237)	(515)
Adjusted Non-GAAP operating expenses	$31,997	$32,619

UNIVERSAL ELECTRONICS INC.
RECONCILIATION OF ADJUSTED NON-GAAP FINANCIAL RESULTS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2020	2019
Operating income:
Operating income - GAAP	$8,046	$1,663
Section 301 U.S. tariffs on goods imported from China (1)	—	4,218
Stock-based compensation for performance-based warrants	184	434
Excess manufacturing overhead and factory transition costs (2)	2,915	3,272
Loss on sale of Ohio call center (3)	570	—
Stock-based compensation expense	2,303	1,918
Adjustments to acquired tangible assets (4)	66	120
Amortization of acquired intangible assets	1,395	1,401
Change in contingent consideration	(963)	1,062
Employee related restructuring and other costs	441	515
Adjusted Non-GAAP operating income	$14,957	$14,603

Adjusted pro forma operating income as a percentage of net sales	9.8%	8.0%

Net income (loss):
Net income (loss) - GAAP	$5,846	$(1,005)
Section 301 U.S. tariffs on goods imported from China (1)	—	4,218
Stock-based compensation for performance-based warrants	184	434
Excess manufacturing overhead and factory transition costs (2)	2,915	3,272
Loss on sale of Ohio call center (3)	570	—
Stock-based compensation expense	2,303	1,918
Adjustments to acquired tangible assets (4)	66	120
Amortization of acquired intangible assets	1,395	1,401
Change in contingent consideration	(963)	1,062
Employee related restructuring and other costs	441	515
Foreign currency (gain) loss	296	403
Income tax provision on adjustments	(1,542)	(2,761)
Other income tax adjustments (5)	—	1,772
Adjusted Non-GAAP net income	$11,511	$11,349

Diluted shares used in computing earnings (loss) per share:
GAAP	14,211	13,827
Adjusted Non-GAAP	14,211	13,920

Diluted earnings (loss) per share:
Diluted earnings (loss) per share - GAAP	$0.41	$(0.07)
Total adjustments	$0.40	$0.89
Adjusted Non-GAAP diluted earnings per share	$0.81	$0.82

(1)
The three months ended March 31, 2019 includes incremental revenues and costs directly attributable to the additional Section 301 U.S. tariffs implemented in 2018 on goods manufactured in China and imported into the U.S. as well as costs incurred for the movement of factory equipment and other costs of countermeasures undertaken by the company to modify its manufacturing operations and supply chain.

(2)
The three months ended March 31, 2020 includes excess manufacturing overhead costs incurred as we temporarily shut-down our China-based factories as a result of the COVID-19 pandemic. Additional excess manufacturing overhead has been incurred for the three months ended March 31, 2020 and March 31, 2019 due to the expansion of our manufacturing facility in Mexico where products destined for the U.S. market will be manufactured. These products destined for the U.S. market were previously manufactured in China.

(3)	Includes the loss recorded on the sale of our Ohio call center in February 2020.

(4)	Consists of depreciation related to the mark-up from cost to fair value of fixed assets acquired in business combinations.

(5)	The three months ended March 31, 2019 includes net deferred tax asset adjustments resulting from a lower statutory tax rate due to tax incentives at one of our China factories.